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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (number 33-80666) and Form S-3 (number 33-60253) of Bemis Company, Inc. of our report dated January 21, 2000, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 21, 2000, relating to the financial statement schedules, which appears in this Form 10-K.

                      /s/ PricewaterhouseCoopers LLP
                      PricewaterhouseCoopers LLP

Minneapolis, Minnesota
March 27, 2000

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CONSENT OF INDEPENDENT ACCOUNTANTS